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[Excerpt from KCPL employee newsletter]

      KCPL BOARD REAFFIRMS SUPPORT FOR UTILICORP MERGER

     After clearing the Securities and Exchange Commission,
Western Resources wasted no time making formal its hostile stock exchange offer. As required by law and dictated by prudence, KCPL's Board of Directors met to consider
Western's offer and provide a response.

     As it has since Western began its hostile move in April, KCPL's board again reaffirmed its support for a strategic merger with UtiliCorp. With one member absent due to illness, those directors present unanimously voted to recommend that KCPL shareholders reject Western's exchange offer.

     In the company's official response to Western, President Drue Jennings said, "There are many reasons why we think that Western is an unattractive partner. Of paramount concern is our belief that Western's hostile offer is based on a number of faulty assumptions that raise serious questions as to Western's financial prospects and its ability to sustain dividends at its promised dividend rate."

     Jennings reiterated the primary areas of concern:

- -    Western faces significant rate reductions that KCPL
believes will imperil its ability to sustain promised dividends.

- -    KCPL believes that reductions in merger-related savings
realized and/or retained will further hamper Western's ability to make its promised dividend payments.

- -    KCPL believes that Western will be under pressure to
reduce rates for its KGE customers, further threatening its ability to make its promised dividend payments.

- -    KCPL/Western combination would concentrate risk in a
single asset and a single geographic market.

- -    The KCPL board questions Western's commitment to KCPL
employees because Western's filings with the Kansas
Corporation Commission state that 531 employee positions will be eliminated and all resulting savings will be available by Jan. 1, 1998.

- -    Western's hostile offer is conditioned on its
transaction being accounted for as a "pooling of interests," and KCPL does not believe that such accounting treatment will be available.

     In his letter to shareholders dated July 5, Jennings included a chart that explains KCPL's belief that Western's earnings forecasts and merger-related savings estimates are overstated. A full copy of that letter and the news release describing the reasons for the board's action are available through Merger Central (see page 3), KCPL's website and
Merger Update in CorpInfo.